UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 8, 2007
Date of Report (Date of Earliest Event Reported)
FTD Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32425 (Commission File Number)	87-0719190 (I.R.S. Employer Identification Number)
3113 Woodcreek Drive
Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)
(630) 719-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
During the first quarter of the fiscal year ending June 30, 2008, FTD Group, Inc. eliminated certain allocations of costs between its consumer and florist segments in order to simplify financial reporting and to reflect how the Company now manages its businesses.
As a convenience to investors, the Company is making available revised segment information disclosures for each quarter in the fiscal year ended June 30, 2007 and for the full year in the fiscal years ended June 30, 2006 and 2007. As reflected in the revised quarterly segment information attached to this Current Report on Form 8-K, the reclassifications have been made to the basis of presentation of the segment information to facilitate comparable reporting. Such changes do not impact the Company’s consolidated financial statements. All allocations are eliminated in consolidation.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Revised Segment Information for Each Quarter and for the Full Year in the Fiscal Year Ended June 30, 2007 and for the Full Year in the Fiscal Year Ended June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FTD Group, Inc.

/S/ BECKY A. SHEEHAN Becky A. Sheehan
Chief Financial Officer
Date: November 8, 2007

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Revised Segment Information for Each Quarter and for the Full Year in the Fiscal Year Ended June 30, 2007 and for the Full Year in the Fiscal Year Ended June 30, 2006.